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                                                                    EXHIBIT 11.1

                           MOTORVAC TECHNOLOGIES,INC.
                   CALCULATION OF NET INCOME (LOSS) PER SHARE
                           FOR THE THREE MONTHS ENDED
                       MARCH 31, 1997 AND MARCH 31, 1996

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
                                                                                              THREE MONTHS ENDED
                                                                                        -------------------------------
                                                                                         MARCH 31,            MARCH 31,
                                                                                           1997                 1996
                                                                                        ----------           ----------

    Net Income (Loss)                                                                      143,803             (491,997)
                                                                                        ==========           ==========

    Weighted Average Outstanding Common and
        Common Equivalent Shares:
    Common Stock Outstanding, December 31, 1996, December 31, 1995                       4,514,918              948,000

    Common stock equivalents:
        Conversion of Series A Preferred Stock                                                                  966,247
        Conversion of Series B Preferred Stock                                                                  570,150
        Common Shares Issued in Initial Public Offering                                                               0
        Incremental Shares, assuming exercise of options granted
            at January 1, 1996 and January 1, 1997 (0 if dilutive to EPS)                        0                    0
        Conversion of $4,410,300 of Notes Payable to Related party                                              820,521

    Weighted Average Outstanding Common and
        Common Equivalent Shares                                                         4,514,918            3,304,918
                                                                                        ==========           ==========

     Net Income (Loss) per Share                                                             $0.03               ($0.15)
                                                                                        ==========           ==========
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